Exhibit 99.1

Celsion Corporation Announces $5.0 Million Public Offering

LAWRENCEVILLE, N.J. – February 15, 2017 - Celsion Corporation (the “Company”) (NASDAQ: CLSN) today announced the pricing of a public offering with expected total gross proceeds of approximately $5.0 million.

The offering was priced at $0.23 per share of common stock (or common stock equivalent), with each share of common stock (or common stock equivalent) sold with one five-year warrant to purchase 0.75 of a share of common stock, at an exercise price of $0.23 per share. The offering is expected to close on or about February 21, 2017, subject to satisfaction of customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, is acting as exclusive lead placement agent and Maxim Group LLC is acting as co-placement agent in connection with this offering.

The estimated net proceeds to the Company are expected to be approximately $4.3 million, excluding the proceeds, if any, from the exercise of the warrants. Celsion intends to use the net proceeds from this offering primarily to continue funding development of OPTIMA, its ongoing Phase III clinical trial of ThermoDox® in patients with primary liver cancer and OVATION, its ongoing Phase I clinical trial of GEN-1 in patients with advanced ovarian cancer and for general corporate purposes, including research and development activities, capital expenditures and working capital.

The securities are being offered pursuant to a registration statement on Form S-1 (File No. 333-215321) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 14, 2017. The securities may be offered only by means of a prospectus. The preliminary prospectus related to the offering has been filed with the SEC and a final prospectus related to the offering will be filed with the SEC on or about February 15, 2017. Copies of the preliminary prospectus and the final prospectus, when available, may be obtained at the SEC's website located at http://www.sec.gov, and may also be obtained from H.C. Wainwright & Co., LLC by calling (646) 975-6996 or emailing placements@hcwco.com or Maxim Group LLC by calling (212) 895-3745 or emailing syndicate@maximgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information:

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the sale of the shares of the securities offered, market conditions, and the closing of the transaction described in this press release, which is subject to customary conditions. Forward-looking statements can be identified by the use of words such as "may," "will," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Quarterly Report on Form 10-Q, dated November 10, 2016, . The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Investor Contact

Jeffrey W. Church

Senior Vice President & CFO

609-482-2455

jchurch@celsion.com